Exhibit 10.3
____________, 2008
Verisk Analytics, Inc.
     545 Washington Boulevard
     Jersey City, New Jersey
     07310
Ladies and Gentlemen:
     The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Verisk Analytics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Initial Public Offering”) by certain stockholders of the Company, of shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).
     To induce the Company and the Underwriters to continue their efforts in connection with the Initial Public Offering, the undersigned hereby agrees that, from the date of the pricing of the Initial Public Offering to the 30-month anniversary date thereof, without the prior written consent of the Board of Directors of the Company, the undersigned will not Transfer any shares of Common Stock Beneficially Owned by the undersigned and any purported Transfer of such shares of Common Stock shall be null and void ab initio. The foregoing sentence shall not apply to:
     (a) the Common Stock sold in the Initial Public Offering;
     (b) the sale of Common Stock in a public offering registered with the Securities and Exchange Commission;
     (c) 50% of the number of shares of Common Stock Beneficially Owned by the undersigned on the 18-month anniversary date of the pricing of the Initial Public Offering; provided that the number of shares of Common Stock sold pursuant to paragraphs (a) and (b) above will be (i) included in the number of shares of Common Stock Beneficially Owned for the purposes of this paragraph (c) and (ii) subtracted from the number of shares of Common Stock that are no longer subject to the restrictions on Transfer pursuant to this paragraph (c);
     (d) Transfers or agreements to Transfer of Common Stock pursuant to a merger, tender offer or other change of control transaction involving the Company and approved or recommended by the Board of Directors of the Company, provided that, in the event that such transaction is not completed, any Common Stock Beneficially Owned by the undersigned will remain subject to the restrictions contained in this agreement;

     (e) Transfers of shares of Common Stock or other securities acquired in open market transactions after completion of the Initial Public Offering;
     (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, for the Transfer of Common Stock; provided that such plan does not provide for the Transfer of the Common Stock in violation of the other terms of this agreement; and
     (g) Transfers to any spouse, child or charity, or a trust for the benefit of one or more of the undersigned and any spouse, child or charity; provided that the transferee agrees to enter into an agreement on terms substantially similar to those contained herein.
     Capitalized terms used in the paragraphs above and not otherwise defined shall have their respective meanings as defined below:
     “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934 (or any successor rules), except that in calculating the beneficial ownership of the undersigned, the undersigned will be deemed to have beneficial ownership of all securities that the undersigned has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the passage of time or the occurrence of a subsequent condition; provided that any Common Stock Beneficially Owned pursuant to paragraph (f) above will not be included in this definition of Beneficially Own. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.
     “Transfer” means any issuance, sale, transfer, gift, assignment, distribution, devise or other disposition, directly or indirectly, by operation of law or otherwise, as well as any other event that causes any person to acquire Beneficial Ownership of Common Stock or the right to vote Common Stock, or any agreement to take any such actions or cause any such events, including (a) any offer, pledge, sale, contract to sell, the sale of any option or contract to purchase, the purchase of any option or contract to sell, the grant of any option, right or warrant to purchase, loan, or any other transfer or disposition of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (b) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction is described in clause (a) or (b) above or is to be settled by delivery of Common Stock or such other securities, in cash or otherwise and (c) transfers of interests in other entities that result in changes in Beneficial Ownership of Common Stock, in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by merger, operation of law or otherwise. The terms “Transferring,” “Transferred,” “Transferee” and “Transferor” shall have the correlative meanings.

     If the undersigned dies or becomes Disabled, the undersigned will be released from the obligations under this agreement, and this agreement shall be void and of no further effect. For the purposes of this paragraph, “Disabled” means that the undersigned is prevented, by illness, accident, disability or any other medically determinable physical or mental condition, from substantially performing the undersigned’s duties and responsibilities for one (1) or more periods totaling ninety (90) days in any twelve (12)-month period, as determined by the Board of Directors in their sole discretion.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     Notwithstanding the foregoing, if (i) the Company and the Underwriters have not entered into the Underwriting Agreement on or before June 30, 2009, (ii) the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Class A Common Stock, or (iii) the undersigned has attained the age of 70 years, the undersigned will be released from the obligations under this agreement, and this agreement shall be void and of no further effect.
     Any amendment of this agreement requires the written consent of the Company with the approval of the Board of Directors of the Company.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. For the avoidance of doubt, the foregoing, however, shall not modify, limit or supersede any arrangement, agreement or understanding entered into between the undersigned and any of the Underwriters in connection with the Initial Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. Any Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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